Exhibit 99.1

Company Contact:
Ms. Wanfen Xu	Crocker Coulson
Chief Financial Officer	CCG Investor Relations
Cleantech Solutions International, Inc.	Tel: +1 646 213 1915
Email: xu_wf@cleantechsolutionsinternational.com	Email: Crocker.coulson@ccgir.com,
Web: www.cleantechsolutionsinternational.com	Web: www.ccgirasia.com

Cleantech Solutions International Reports Third Quarter 2012 Results

Wuxi, Jiangsu Province, China – November 13, 2012 –Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar, dyeing and finishing equipment and other clean technology industries, today announced its financial results for the three and nine months ended September 30, 2012.

“Against a weak macro-economic background, we are very pleased to have achieved 48.5% growth in revenues and 107.5% growth in net income during the third quarter of 2012. Our performance was driven by a sharp improvement in demand for our next generation of dyeing machines as well as solid growth in forged products for non-wind applications," commented Mr. Jianhua Wu, Chairman and Chief Executive Officer of Cleantech Solutions. “Profitability improved due to expansion of our gross margins to 24.9%, as well as strict controls over operating expenses. With an increasingly diversified portfolio of precision products, we believe we have greater flexibility to adjust to fluctuations in our served markets so as to optimize our performance,” added Mr. Wu.

Third Quarter 2012 Results
Revenue for the third quarter of 2012 increased 48.5% to $17.3 million, compared to $11.7 million for the same period of 2011. Sequentially, revenue increased 35.2% compared to the second quarter of 2012.

Revenue from the sale of forged rolled rings to the wind power industry and other industries increased 29.1% to $9.8 million, or 56.7% of net revenue, compared to $7.6 million, or 65.2% of net revenue, in the same period last year. The increase in revenue was mainly due to improving market demand for capital equipment related to the Company’s forged rolled rings and related products for other industries, which was counterbalanced by continued weak demand in the wind industry due to overcapacity, vertical integration by turbine manufacturers, and reduced government subsidies.

The increase in revenue is summarized as follows:

●
Revenue from the sale of forged rolled rings exclusively to the wind power industry decreased by 28.4% to $3.2 million, representing 18.5% of net revenue, compared to $4.5 million, or 38.5% of net revenue, in the comparable period last year.

Cleantech Solutions Third Quarter 2012 Results

●
Revenue from the sale of forged rolled rings to other industries increased 112.1% to $6.6 million, or 38.2% of net revenue, compared with $3.1 million, or 26.7% of net revenue for the comparable period of the prior year.

Revenue from the Company’s dyeing and finishing equipment segment increased 84.8% to $7.5 million, or 43.3% of net revenues, compared to $4.1 million, or 34.8% of net revenue, for the third quarter of 2011. This increase was largely attributable to the dyeing industry’s response to local government’s policies which encourage the purchase of low-emission airflow dyeing machines.

Gross profit for the third quarter of 2012 increased 64.2% to $4.3 million, compared to $2.6 million for the same period in 2011. Gross margin increased to 24.9% during the third quarter of 2012 compared to 22.5% for the same period a year ago. The increase in gross margin was attributable to improved operational and cost efficiencies in the forged rolled rings and related products segment, including the allocation of fixed costs such as depreciation to cost of revenues as the Company operated at higher production levels. Gross margin for the dyeing and finishing equipment segment also improved due to the higher ASPs for our next-generation dyeing equipment.

Operating expenses increased 11.6% to $1.1 million, compared to $1.0 million in the comparable period last year. The increase was primarily due to an increase in depreciation, related to the equipment for ESR production, partially compensated for by reduced bad debt expenses.

Selling, general and administrative expenses for the three months ended September 30, 2012 decreased 19.0% to $0.7 million, as compared to $0.9 million for the three months ended September 30, 2011.

Operating income increased 96.3% to $3.2 million, compared to $1.6 million for the same period of 2011. Operating margin was 18.5% compared to 14.0% in the third quarter last year.

Other expense was $26,446 compared to other expense of $47,552 for the same period in 2011. The decrease was due to an increase in other income, offset by higher interest expense as a result of increase in debt and capital lease obligations.

Adjusted EBITDA, a non-GAAP measurement, which excludes interest, taxes, warrant modification expense, depreciation and amortization, was up 74.5% to $4.9 million, compared to $2.8 million in the same quarter last year.

Net income for the third quarter of 2012 was $2.4 million, or $0.88 diluted earnings per share, compared to $1.1 million, or $0.46 diluted earnings per share, in the third quarter of 2011. Diluted earnings per share were calculated using diluted weighted average shares of 2,667,017 and 2,462,159 for the three months ended September 30, 2012 and 2011, respectively.  All share and per share information has been adjusted to reflect a one-for-ten reverse stock split effective March 6, 2012.

Cleantech Solutions Third Quarter 2012 Results

Results for Nine Months

For the nine months ended September 30, 2012, revenues decreased 5.4% to $39.6 million from $41.9 million in 2011. Gross profit decreased 13.1% to $8.9 million, compared to $10.2 million last year. Gross margin for the nine months ended September 30, 2012 was 22.5%, compared to 24.5% in the corresponding period of 2011. Operating income decreased 19.2% to $5.6 million from $7.0 million in 2011. Adjusted EBITDA was $10.5 million, compared to $10.8 million in the same period last year. Net income was $3.7 million, or $1.42 per diluted share, a 25.0% decrease from $5.0 million, or $1.98 per diluted share, in the year ago period. All share and per share information has been adjusted to reflect a one-for-ten reverse stock split effective March 6, 2012.

 Financial Condition

As of September 30, 2012, Cleantech Solutions held cash and cash equivalents of $1.0 million compared with $1.2 million at December 31, 2011.  Accounts receivable were $10.5 million and total current assets of $19.6  million. The Company had $2.7 million in short-term bank loans payable and stockholders’ equity was $76.4 million. In the first nine months of 2012, the Company generated $5.8 million in cash flow from operations.

Subsequent Events

On October 10, 2012 the Company announced that it has received new and follow-on purchase orders to supply 23 units of airflow dyeing machines and related components to domestic customers, for an aggregate amount of $2.2 million.

On October 31, 2012 the Company announced that it has received a new purchase order to supply 63 units of airflow dyeing machines and related components to a domestic customer for a purchase price of $1.7 million.

Business Outlook

"We had a very successful quarter, despite the significant challenges that are facing both the wind energy and the solar industry in the near term. Growth of our forged products for non-wind applications has been very strong, and we are exploring additional markets, including petroleum and petrochemical industries. We are also excited about the new opportunities presented in China’s solar industry, which is expected to undergo some major change following recent supportive government policies, and we are also expanding our range to include high performance components for production equipment targeting smart phones and LED lighting. In the dyeing and finishing equipment segment, we are benefiting from a major upgrade cycle, as manufacturers embrace our more energy efficient and environmentally friendly technology. We anticipate strong growth potential in 2013 with the expected launch of our new after-treatment equipment, which is in the late stages of research and development.”

“Thanks to improving volumes and strong expense controls, our margins improved dramatically in the third quarter. In the next few quarters, we continue to foresee a slight increase in our margins, as raw material costs are not expected to have great fluctuations given the general weak economy. We have been generating positive cash flow from operations and believe they are sufficient to fund our new product development initiatives," Mr. Wu concluded.

Cleantech Solutions Third Quarter 2012 Results

Conference Call
Cleantech Solutions will conduct a conference call at 9:00 a.m. Eastern Time on November 15, 2012 to discuss financial results for the third fiscal quarter ended September 30, 2012.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 69519396.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on November 15, 2012 at 12:00 noon ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 69519396.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is
www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended September 30, 2012. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

- Financial Tables Follow-

Cleantech Solutions Third Quarter 2012 Results

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$955,405	$1,152,607
Restricted cash	-	314,233
Notes receivable	165,772	53,420
Accounts receivable, net of allowance for doubtful accounts	10,533,490	7,087,958
Inventories, net of reserve for obsolete inventory	6,220,634	4,276,090
Advances to suppliers	847,216	219,347
Prepaid VAT on purchases	675,448	1,512,213
Prepaid expenses and other	179,826	110,670

Total Current Assets	19,577,791	14,726,538

PROPERTY AND EQUIPMENT - net	65,965,819	64,042,079

OTHER ASSETS:
Land use rights, net	3,769,058	3,820,536

Total Assets	$89,312,668	$82,589,153

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$2,683,928	$2,356,749
Bank acceptance notes payable	-	314,233
Accounts payable	6,329,876	4,997,109
Accrued expenses	725,423	771,597
Capital lease obligations- current portion	249,597	244,747
Advances from customers	1,840,352	1,166,942
Income taxes payable	884,003	592,202

Total Current Liabilities	12,713,179	10,443,579

OTHER LIABILITIES:
Capital lease obligations - net of current portion	174,123	381,235

Total Liabilities	12,887,302	10,824,814

STOCKHOLDERS' EQUITY:
Preferred stock $0.001 par value (30,000,000 shares authorized, all of which were designated as series A convertible preferred, 0 and 10,995,807 shares
issued and outstanding at September 30, 2012 and December 31, 2011, respectively)	-	10,996
Common stock ($0.001 par value; 50,000,000 shares authorized;
2,667,017 and 2,101,849 shares issued and outstanding
at September 30, 2012 and December 31, 2011, respectively)	2,667	2,102
Additional paid-in capital	28,089,776	27,489,600
Retained earnings	38,128,307	34,618,341
Statutory reserve	2,283,852	2,064,551
Accumulated other comprehensive gain - foreign currency translation adjustment	7,920,764	7,578,749

Total Stockholders' Equity	76,425,366	71,764,339

Total Liabilities and Stockholders' Equity	$89,312,668	$82,589,153

Cleantech Solutions Third Quarter 2012 Results

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

`	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$17,343,723	$11,676,696	$39,585,815	$41,851,257

COST OF REVENUES	13,024,265	9,046,015	30,689,436	31,617,025

GROSS PROFIT	4,319,458	2,630,681	8,896,379	10,234,232
	0.249050218	0.225293268	0.225	0.245
OPERATING EXPENSES:
Depreciation	373,896	84,531	1,122,432	505,326
Selling, general and administrative	739,386	913,198	2,157,053	2,773,694

Total Operating Expenses	1,113,282	997,729	3,279,485	3,279,020

INCOME FROM OPERATIONS	3,206,176	1,632,952	5,616,894	6,955,212
	0.184860886	0.139847094
OTHER INCOME (EXPENSE):
Interest income	5,069	110	10,919	940
Interest expense	(84,289)	(60,452)	(244,685)	(122,980)
Foreign currency gain (loss)	1,251	(1,476)	6,642	(4,817)
Warrants modification expense	-	-	(235,133)	-
Other income	51,523	14,266	64,803	91,379

Total Other Income (Expense)	(26,446)	(47,552)	(397,454)	(35,478)

INCOME BEFORE INCOME TAXES	3,179,730	1,585,400	5,219,440	6,919,734

INCOME TAXES	824,628	450,410	1,490,173	1,949,625

NET INCOME	$2,355,102	$1,134,990	$3,729,267	$4,970,109

COMPREHENSIVE INCOME:
NET INCOME	$2,355,102	$1,134,990	$3,729,267	$4,970,109

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation (loss) gain	(169,625)	655,213	342,015	2,145,996

COMPREHENSIVE INCOME	$2,185,477	$1,790,203	$4,071,282	$7,116,105

NET INCOME PER COMMON SHARE:
Basic	$0.88	$0.57	$1.51	$2.57
Diluted	$0.88	$0.46	$1.42	$1.98

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,667,017	1,997,674	2,469,818	1,937,028
Diluted	2,667,017	2,462,159	2,617,798	2,512,637

Cleantech Solutions Third Quarter 2012 Results

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2012	2011
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,729,267	$4,970,109
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	4,719,769	3,651,168
Amortization of land use rights	70,068	68,145
(Decrease) increase in allowance for doubtful accounts	(46,616)	389,120
Warrants modification expense	235,133	-
Stock-based compensation expense	129,030	282,259
Changes in assets and liabilities:
Notes receivable	(112,209)	(96,409)
Accounts receivable	(3,368,092)	(70,783)
Inventories	(1,925,810)	(1,935,112)
Prepaid value-added taxes on purchases	844,969	814,967
Prepaid and other current assets	(41,315)	(48,340)
Advances to suppliers	(627,455)	(495,317)
Accounts payable	1,310,123	(2,741,480)
Accrued expenses	(49,578)	58,098
VAT and service taxes payable	-	(82,941)
Income taxes payable	289,230	(712,490)
Advances from customers	668,446	1,839,882

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,824,960	5,890,876

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for deposit on equipment	-	(768,520)
Purchase of property and equipment	(6,334,776)	(6,413,874)

NET CASH USED IN INVESTING ACTIVITIES	(6,334,776)	(7,182,394)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	(205,509)	(143,545)
Proceeds from bank loans	2,686,706	2,612,969
Repayment of bank loans	(2,370,623)	(2,151,857)
Decrease (increase) in restricted cash	316,083	(461,112)
(Decrease) increase in bank acceptance notes payable	(316,083)	461,112
Proceeds from sale of common stock	-	125,000
Proceeds from exercise of warrants	198,142	400,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	308,716	842,567

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	3,898	20,048

NET DECREASE IN CASH AND CASH EQUIVALENTS	(197,202)	(428,903)

CASH AND CASH EQUIVALENTS - beginning of period	1,152,607	947,177

CASH AND CASH EQUIVALENTS - end of period	$955,405	$518,274

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$244,685	$122,980
Income taxes	$1,200,944	$2,662,115

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Security deposit and leased property in exchange for capital lease obligations	$-	$795,022
Series A preferred converted to common shares	$13,198	$3,536
Common stock issued for future service	$27,440	$63,576

Cleantech Solutions Third Quarter 2012 Results

Reconciliation of Net Income to Adjusted EBITDA
(Amounts expressed in US$)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$2,355,102	$1,134,990	$3,729,267	$4,970,109
Add: income tax	824,628	450,410	1,490,173	1,949,625
Add: interest expense	84,289	60,452	244,685	122,980
Add: warrant modification expense	-	-	235,133	-
Add: depreciation and amortization	1,650,599	1,170,416	4,789,837	3,719,313
EBITDA	$4,914,618	$2,816,268	$10,489,095	$10,762,027

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